Exhibit 99.3

McClatchy to Sell the Fort Wayne News-Sentinel to Ogden Newspapers

The McClatchy Company

Published: June 7, 2006

SACRAMENTO, Calif., FORT WAYNE, Ind. and WHEELING, W.Va. — The McClatchy Company (NYSE: MNI) today announced a definitive agreement to sell The News-Sentinel of Fort Wayne, IN, to the Ogden Newspapers. Financial terms of the transaction were not disclosed at the buyer’s request. The purchase covers The News-Sentinel, a 75% stake in the Fort Wayne Joint Operating Agency (JOA) and certain publications and websites related to the newspapers. The News-Sentinel is currently owned by Knight-Ridder, Inc., which McClatchy has agreed to acquire. The parties intend to close the transaction as soon as possible after the close of McClatchy’s Knight Ridder acquisition, which is expected this summer. Ogden Newspapers, a private family-owned company headquartered in Wheeling, WV, publishes 39 daily newspapers, as well as related websites, telephone directories, weekly newspapers, shoppers, and magazines in 15 states.

“Each of the papers identified for divestiture has received a tremendous amount of interest from a large variety of bidders, and the Fort Wayne JOA and The News-Sentinel was no exception,” said McClatchy CEO Gary Pruitt. “This announcement is another milestone in what has been a series of very successful agreements — we couldn’t be happier.”

“We’re very pleased to have been selected by McClatchy to continue the tradition of the Pulitzer Prize-winning News-Sentinel, “ said Ogden Newspapers CEO Robert M. Nutting. “As a family company, we’re especially pleased to be associated in the Fort Wayne JOA with another long-standing newspaper family. The Inskeep family and the Fort Wayne newspapers are obviously cornerstones of northeast Indiana and we’re proud to become partners in this venture. Here in the Ohio Valley where my great-grandfather started his first newspaper we publish one morning and two separate afternoon papers — so we know and understand the benefits of the dynamic of a community served by multiple newspaper voices.”

Dirks, Van Essen & Murray served as broker to McClatchy in this transaction. Wilson Sonsini Goodrich & Rosati served as legal counsel to McClatchy.

About The McClatchy Company

The McClatchy Company, headquartered in Sacramento, CA, is a leading newspaper and internet publisher. It publishes 12 daily and 16 non-daily newspapers located in western coastal states, North and South Carolina, and the Twin Cities of Minneapolis/St. Paul. McClatchy has daily circulation of 1.4 million and Sunday circulation of 1.8 million. McClatchy’s newspapers include, among others, the Star Tribune in Minneapolis, The Sacramento Bee, The Fresno Bee and The Modesto Bee in California, The News & Observer (Raleigh, NC), The News Tribune (Tacoma, WA), the Anchorage Daily News and Vida en el Valle, a bilingual Spanish weekly newspaper distributed throughout California’s Central Valley. McClatchy also operates leading local websites in each of its daily newspaper markets, offering readers information, comprehensive news, advertising, e-commerce and other services, and owns and operates McClatchy Interactive, an interactive operation that provides websites with content, publishing tools and software development. McClatchy is listed on the New York Stock Exchange under the symbol (MNI).

About Ogden Newspapers

Ogden Newspapers, a private family-owned multi-media company headquartered in Wheeling, WV, publishes 39 daily newspapers in ten states including eight daily newspapers in Ohio and seven in West Virginia. Ogden has daily circulation of 500,000. Ogden’s newspapers include, among others, The Intelligencer (Wheeling, WV), Wheeling News-Register, Tribune-Chronicle (Warren, OH), Altoona Mirror (PA), and The Maui News (HI). Ogden operates leading local websites in each of its daily newspaper markets. Ogden publishes numerous weeklies and shoppers in these same markets. Ogden publishes and distributes more than 3,000,000 telephone directories in 53 editions in six states. In addition Ogden publishes regional and national magazines including Mother Earth News. Ogden Newspapers traces its history to the founding of the Wheeling News by H.C. Ogden in 1890. Today the company is owned and run by his descendents the Nutting family.

For more information: OgdenNews.com.

Background to the Transaction

On March 13, 2006, The McClatchy Company announced a definitive agreement under which McClatchy will acquire Knight-Ridder, Inc. Knight Ridder publishes 32 daily newspapers in 29 U.S. markets, with a circulation of 3.4 million daily and 4.5 million Sunday. Knight Ridder has websites in all of its markets and a variety of investments in internet and technology companies, publishes a growing portfolio of targeted publications and maintains investments in two newsprint companies. Knight Ridder’s internet operation develops and manages the company’s online properties. It is the founder and operator of Real Cities (http://www.RealCities.com), the largest national network of city and regional websites in more than 110 U.S. markets. As part of that announcement, McClatchy said it planned to sell 11 of the acquired newspapers that do not fit with the company’s longstanding operating strategies and acquisition criteria, and to sell the St. Paul Pioneer Press due to anticipated anti-trust concerns involving McClatchy’s (Minneapolis) Star Tribune.

After McClatchy’s planned divestitures and the close of the Knight Ridder acquisition, The McClatchy Company will become the nation’s second-largest newspaper company measured by daily circulation (approximately 3.2 million), with 32 daily newspapers and approximately 50 non-dailies. The expanded McClatchy will own leading newspapers in many of the fastest-growing markets nationwide, with an enhanced portfolio of Internet assets. The transaction is subject to customary terms and conditions, including approval by the Knight Ridder shareholders and is expected to close this summer. On April 26, 2006, the McClatchy Company announced a definitive agreement with MediaNews Group, Inc. (MediaNews) and The Hearst Corporation (Hearst) under which the companies will pay McClatchy $1.0 billion in cash to acquire four newspapers. MediaNews will purchase two northern California papers, the San Jose Mercury News and Contra Costa Times, and Hearst will acquire the Monterey (CA) Herald, and the St. Paul Pioneer Press in St. Paul, Minnesota. On May 23, 2006, McClatchy announced a definitive agreement to sell Philadelphia Newspapers, Inc. (PNI) to

Philadelphia Media Holdings LLC (PMH) in a transaction valued at $562 million. The purchase covers the Philadelphia Inquirer and Philadelphia Daily News, both daily newspapers, and related media assets including philly.com.

Separately McClatchy announced today definitive agreements to sell the Akron Beacon Journal to Sound Publishing Holdings, Inc., the Duluth News Tribune and the Grand Forks Herald to Forum Communications Company and the (Aberdeen) American News to Schurz Communications, Inc.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this press release regarding the proposed transactions between McClatchy and each of Knight Ridder, MediaNews, Hearst, Schurz Communications, Inc., Ogden Newspapers, Forum Communications Company, Sound Publishing Holdings, Inc. and Philadelphia Media Holdings LLC, the expected timetable for completing the transactions, future financial and operating results, benefits and synergies of the transactions, the divestiture plan, future opportunities for the company and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transactions, the ability of McClatchy to successfully integrate Knight Ridder’s operations and employees; the ability to realize anticipated synergies and cost savings; and the other factors described in McClatchy’s Annual Report on Form 10-K for the year ended December 25, 2005 and the final Prospectus/Proxy Statement/Information Statement contained in McClatchy’s Registration Statement on Form S-4 (Registration No. 333-133321). McClatchy disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

IMPORTANT ADDITIONAL INFORMATION

On May 10, 2006, McClatchy filed with the SEC a Registration Statement on Form S-4 (Registration No. 333-133321) containing a final Prospectus/Proxy Statement/Information Statement regarding the proposed transaction between McClatchy and Knight Ridder. Investors and security holders of McClatchy and Knight Ridder are urged to read the Prospectus/Proxy Statement/Information Statement carefully because it contains important information about McClatchy, Knight Ridder, the transaction and related matters. The Prospectus/Proxy Statement/Information Statement is being mailed on or about May 15, 2006 to stockholders of McClatchy and shareholders of Knight Ridder. Investors and security holders can obtain additional free copies of the Registration Statement and the Prospectus/Proxy Statement/Information Statement and other documents filed with the SEC by McClatchy and Knight Ridder through the web site maintained by the SEC at http://www.sec.gov. In addition, investors and security holders can obtain additional free copies of the Registration Statement and the Prospectus/Proxy Statement/Information Statement from McClatchy by contacting Investor Relations at http://www.mcclatchy.com, by mail to 2100 Q Street, Sacramento, CA 95816 or by telephone at 916-321-1846 or from Knight Ridder by contacting Investor Relations at http://www.knightridder.com, by mail to Suite 1500, 50 W. San Fernando St., San Jose, CA 95113 or by telephone at 408-938-7838.

McClatchy and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Knight Ridder in connection with the proposed transaction between McClatchy and Knight Ridder. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Prospectus/Proxy Statement/Information Statement described above. Additional information regarding these directors and executive officers is also included in McClatchy’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on or about March 29, 2006. This document is available free of charge at the SEC’s website at http://www.sec.gov and from McClatchy by contacting Investor Relations at http://www.mcclatchy.com, by mail to 2100 Q Street, Sacramento, CA 95816 or by telephone at 916-321-1846. Knight Ridder and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the shareholders of Knight Ridder in connection with the proposed transaction between McClatchy and Knight Ridder. Information regarding the special interests of these directors and executive officers in the proposed transaction between McClatchy and Knight Ridder and additional information regarding these directors and executive officers is included in the Prospectus/Proxy Statement/Information Statement described above, which also serves as Knight Ridder’s proxy statement for its 2006 Annual Meeting of Shareholders and was filed by Knight Ridder on May 11, 2006. This document is available free of charge at the SEC’s web site at http://www.sec.gov and from Knight Ridder by contacting Investor Relations at http://www.knightridder.com, by mail to Suite 1500, 50 W. San Fernando St., San Jose, CA 95113 or by telephone at 408-938-7838.